Exhibit 24
                         MILACRON INC.
                       POWER OF ATTORNEY

Know  all  men  by  these presents that each of  the  undersigned directors and officers of Milacron Inc., a Delaware corporation which is preparing to file with the Securities and Exchange
Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, registration statements for the registration of common shares of Milacron Inc., par value $1.00 per share ("Common Shares") for purposes of the Milacron Inc. 1999 Employee Stock Purchase Plan, the Milacron Inc.
Performance Dividend and Savings Plan and the Milacron Inc. Retirement Savings Plan, hereby constitutes and appoints Daniel
J. Meyer, Ronald D. Brown, and Hugh C. O'Donnell, and each of them, his true and lawful attorney-in-fact and agent, with full power to act without the others, for him and in his name, place and stead, in any and all capacities, to sign said registration statements about to be filed and any and all subsequent effective and post-effective amendments to said registration statements with full power where appropriate to affix the corporate seal of Milacron Inc. thereto and to attest said seal and to file said registration statement and each subsequent amendment so signed, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange
Commission, and to appear before the Securities and Exchange Commission in connection with any matter relating to said registration statements and any and all subsequent amendments, thereby granting said attorneys-in-fact and agents, and each of them full power and authority to do and perform any and all acts and things requisite and necessary to be done as he might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney on the date set forth beside his name.

/s/  Daniel  J.  Meyer      7/26/99   /s/  James  E. Perrella          7/29/99
Daniel  J. Meyer, Chairman,  Date          James E. Perrella, Director  Date
President, Chief Executive
Officer and Director

/s/  Darryl  F. Allen       7/29/99   /s/ Joseph  A.  Pichler          7/29/99
Darryl  F. Allen, Director   Date         Joseph A.  Pichler,Director   Date

/s/ Neil A. Armstrong       7/29/99   /s/ Joseph A. Steger             7/29/99
Neil  A.  Armstrong, Director Date        Joseph A.  Steger,
                                          Director                      Date

/s/  David L. Burner        7/29/99   /s/ Harry C. Stonecipher        7/29/99
David L. Burner, Director    Date         Harry C. Stonecipher,        Date
                                          Director

/s/  Barbara Franklin       7/29/99   /s/ Ronald D. Brown             7/23/99
Barbara Hackman Franklin,    Date         Ronald D. Brown              Date
Director                                  Senior  Vice  President,
                                          Finance and Administration
                                          and Chief Financial Officer

/s/  Harry A. Hammerly      7/29/99    /s/ Jerome L. Fedders          7/23/99
Harry A. Hammerly, Director  Date          Jerome L. Fedders           Date
                                           Controller